UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  January 25, 2016

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2016, the Board of Directors of ITT Educational Services, Inc. (the “Company”) removed the “interim” designation from the title of Rocco F. Tarasi, III, appointing him the Executive Vice President, Chief Financial Officer of the Company.  In connection therewith, on January 25, 2016, the Compensation Committee of the Board of Directors of the Company approved an increase in Mr. Tarasi’s annual base salary to $350,000.  The Compensation Committee determined not to make any changes to the annual base salaries for 2016 for any of the other executive officers of the Company, which was the second consecutive year that the Committee did not increase base salary levels for the Company’s executives other than in connection with a promotion.

On January 25, 2016, the Compensation Committee of the Company also reviewed the results of the eight 2015 management objectives (the “2015 Management Objectives”) under the Company’s short-term compensation element of executive compensation previously established by the Compensation Committee.  Based on its determination of the extent to which each of the 2015 Management Objectives was accomplished by the Company’s named executive officers in 2015, the Compensation Committee approved the payment of a short-term compensation amount in cash to each of the Company's named executive officers, other than John E. Dean, the Company’s Executive Chairman, who is not a participant in the short-term compensation arrangement, and Ronald F. Hamm, whose participation in the short-term compensation arrangement ended when his employment terminated in May 2015.  The named executive officers are those executive officers of the Company who were included as such in the Proxy Statement for the Company’s 2015 Annual Meeting of Shareholders.  Daniel M. Fitzpatrick is currently a consultant to the Company, but was still eligible to receive a payment under the 2015 Management Objectives.  The approved payment amounts are as follows:

Named Executive Officer	2015 Short-Term Compensation Amount
Kevin M. Modany	$515,048
Eugene W. Feichtner	$174,999
Daniel M. Fitzpatrick	$112,348

On January 25, 2016, the Compensation Committee of the Company’s Board of Directors established a short-term compensation element for the Company’s executive officers (other than Mr. Dean) that will be payable in early 2017, if certain management objectives (the “2016 Management Objectives”) are accomplished during 2016.  The 2016 Management Objectives and their relative weightings are as follows:

Management Objectives	Weight
1. Resolve (through settlement or otherwise) outstanding legal and regulatory matters involving the Company	20%

2. Increase the 2016 weighted average graduation rate for ITT Technical Institute (calculated utilizing a completion period equal to 1.5 times the anticipated program duration for a full-time student)	20%

3. Improve the 2016 ITT Technical Institute quarterly student evaluation average score	10%

4. Improve the average NCLEX score of the 2016 graduates of the Breckinridge School of Nursing and Health Sciences nursing program	10%

5. Establish relationships with Corporate Partners to deliver customized corporate training and other educational services	10%

6. Design, develop and obtain the necessary regulatory authorizations to offer an alternative delivery methodology for an accredited degree program	10%

7. Design, develop and implement a revised marketing and advertising campaign for ITT Technical Institute	10%

8. Obtain the requisite federal, state and accrediting commission authorizations for the ITT Technical Institutes to offer new diploma and/or degree programs	5%

9. Obtain the requisite federal, state and accrediting commission authorizations for the ITT Technical Institutes to open new campus locations	5%

The determination of the extent to which the 2016 Management Objectives are accomplished by the Company’s executive officers will be made by the Compensation Committee in early 2017.  The Committee intends to assign zero to five points to each 2016 Management Objective based on the extent to which the Committee determines the objective was accomplished.  The following table sets forth the maximum short-term compensation percentage that is associated with the total weighted points that are assigned to the 2016 Management Objectives by the Compensation Committee:

Total Weighted Points	Maximum Short-Term Compensation Percentage
4.76 - 5.00	200.0%
4.51 - 4.75	187.5%
4.26 - 4.50	175.0%
4.01 - 4.25	162.5%
3.76 - 4.00	150.0%
3.51 - 3.75	137.5%
3.26 - 3.50	125.0%
3.01 - 3.25	112.5%
2.76 - 3.00	100.0%
2.51 - 2.75	87.5%
2.26 - 2.50	75.0%
2.01 - 2.25	62.5%
1.76 - 2.00	50.0%
1.51 - 1.75	41.7%
1.26 - 1.50	33.3%
1.00 - 1.25	25.0%

To determine the maximum short-term compensation amount that an executive officer may receive, the maximum short-term compensation percentage (determined as described above) will be multiplied by a standard short-term compensation percentage of annualized base salary as of December 31, 2016, ranging from 32% to 100%, with the percentage depending on the officer’s position, and the result will be multiplied by the officer’s annualized base salary.  The following table sets forth the 2016 standard short-term compensation percentage of annualized base salary as of December 31, 2016 for each of the named executive officers who was eligible to participate in the 2016 short-term compensation arrangement, as well as for Mr. Tarasi and Ryan L. Roney, the Company’s Executive Vice President, Chief Administrative and Legal Officer, both of whom the Company anticipates will be included as named executive officers in the Proxy Statement for the Company’s 2016 Annual Meeting of Shareholders:

Named Executive Officer	2016 Standard Short- Term Compensation Percentage of Annualized Base Salary
Kevin M. Modany	100%
Eugene W. Feichtner	70%
Ryan L. Roney	65%
Rocco F. Tarasi, III	65%

An executive officer’s actual short-term compensation payment, however, may be more or less than the officer’s potential short-term compensation as calculated as described above.  An executive officer’s actual short-term compensation amount will be based on the Compensation Committee’s discretionary assessment of the officer’s individual contribution toward accomplishing each 2016 Management Objective.  Any 2016 short-term compensation payment will be made in cash.  The Compensation Committee may, in its sole discretion, modify the terms of the short-term compensation element at any time before it is paid.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2016

ITT Educational Services, Inc.

By:  /s/ Ryan L. Roney
       Name: Ryan L. Roney
       Title: Executive Vice President, Chief
Administrative and Legal Officer